UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) November 13, 2013

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Company and Comerica Bank amend Canadian credit agreements to increase from $2.0 million to $3.0 million the specialized export facility, and to create a letter of credit facility.

Manitex Liftking, ULC (“Liftking”), a wholly owned subsidiary of Manitex International, Inc. (the “Company”) previously entered into an Amended and Restated Letter Agreement, dated as of December 23, 2011, with Comerica Bank (“Comerica”) regarding a $2.0 million specialized export facility (the “Export Facility”), which was set to expire on April 1, 2014. On November 13, 2013, Liftking and Comerica entered into a Second Amended and Restated Letter Agreement (the “Amendment”) and a Second Amended and Restated Specialized Equipment Export Facility Master Revolving Note (the “Note”), which together (i) increased the amount of the Export Facility to $3.0 million and extended the duration of the Facility to June 1, 2015, and (ii) created a new $2.0 million letter of credit facility (the “Letter of Credit Facility”) for the purpose of providing Liftking with the ability to issue stand-by letters of credit and documentary letters of credit to certain customers of Liftking. The Export Facility will continue to be guaranteed by, and the Letter of Credit Facility will now be guaranteed by, the Company and Manitex, LLC, a wholly owned subsidiary of the Company, as well as Export Development Canada.

The above description of the Amendment and the Note are qualified in their entirety by reference to the copies thereof that are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements Exhibits.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Date: November 14, 2013

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Letter Agreement dated November 13, 2013.

10.2	Second Amended and Restated Specialized Equipment Export Facility Master Revolving Note.